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                                                                  EXHIBIT B

          FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
          -----------------------------------------------

          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is made as of July 29, 1996 among Truvision Wireless, Inc., a Delaware corporation ("TWI"), Wireless One Mergersub, Inc., a Delaware corporation ("WOI MERGERSUB") and Wireless One, Inc., a Delaware corporation ("WOI").

                                   RECITALS
                                   --------

          A. The parties hereto entered into an Agreement and Plan of Merger dated as of April 25, 1996 (the "AGREEMENT").

          B. The parties to the Agreement desire to amend the Agreement as provided herein, among other things, in light of TWI's having granted certain stock options to certain of its key employees and to correct certain typographical errors.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Except as otherwise specifically provided herein, all capitalized terms used herein shall have the respective meanings given to them in the Agreement.

               2.   Section 5.3 of the Agreement is amended as follows:

                    a.   Section 5.3(b) shall be replaced by the following:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which are presently held by Henry M. Burkhalter (the "Existing Burkhalter Options"), WOI will issue to Burkhalter, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle him to
                    ---------
          acquire an aggregate of 78,015 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                              ----------

                    b.   Section 5.3(c) shall be replaced by the following:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which are presently held by Bill R. Byer, Jr. (the "Existing Byer Options"), WOI will issue to Byer, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as
          Exhibit 9, fully-vested options which will entitle him to acquire an
          ---------
          aggregate of 62,411 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                        ----------

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                    c.   Section 5.3(d) shall be replaced by the following:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which are presently held by Laurence O. Woolhiser, Jr. (the "Existing Woolhiser Options"), WOI will issue to Woolhiser, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle him to
                    ---------
          acquire an aggregate of 22,000 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                              ----------

                    d.   Section 5.3(e) shall be replaced by the following:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which are presently held by Walter Eilers (the "Existing Eilers Options"), WOI will issue to Eilers, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as
          Exhibit 9, fully-vested options which will entitle him to acquire an
          ---------
          aggregate of 14,467 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                        ----------

                    e.   Section 5.3(f) shall be redesignated as 5.3(j) and such
Section 5.3(j) shall read as follows:

               At the Effective Time, the Existing Burkhalter Options, the Existing Byer Options, the Existing Woolhiser Options, the Existing Eilers Options, the Existing Balius Options, the Existing Goodwin Options, the Existing Robertson Options, and the Existing Pitts Options will be cancelled. The number of WOI Common Shares covered by the options described in clauses (b), (c), (d), (e), (f), (g), (h) and
          (i) above will be proportionately increased, and the exercise price per share thereunder will be proportionately reduced, to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time. The number of WOI Common Shares covered by the options described in clauses (b), (c), (d), (e), (f), (g), (h) and (i) above will be proportionately reduced, and the exercise price per share thereunder will be proportionately increased, to reflect any reverse stock split or other combination of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time.

                    f.   A new Section 5.3(f) shall be added as follows:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which at the time of the Closing are held by Kelly Balius (the "Existing Balius Options"), WOI will issue to Balius, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle
                             ---------
          him to acquire an aggregate of 11,000 WOI Common Shares for an exercise price of $6.82

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          per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                        ----------

                    g.   A new Section 5.3(g) shall be added as follows:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which at the time of the Closing are held by Douglas Goodwin (the "Existing Goodwin Options"), WOI will issue to Goodwin, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle
                             ---------
          him to acquire an aggregate of 1,833 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit
                                                                        -------
          10.
          --
                    h.   A new Section 5.3(h) shall be added as follows:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which at the time of the Closing are held by Sam Robertson (the "Existing Robertson Options"), WOI will issue to Robertson, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle
                             ---------
          him to acquire an aggregate of 1,833 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit
                                                                        -------
          10.
          --

                    i.   A new Section 5.3(i) shall be added as follows:

               At the Closing, upon and in consideration for the surrender, cancellation and exchange of the options to acquire TWI Common Shares which at the time of the Closing are held by Jerrod Pitts (the "Existing Pitts Options"), WOI will issue to Pitts, pursuant to WOI's 1995 Long-Term Performance Incentive Plan, a copy of which is attached hereto as Exhibit 9, fully-vested options which will entitle him to
                    ---------
          acquire an aggregate of 3,667 WOI Common Shares for an exercise price of $6.82 per WOI Common Share and which will be governed by the terms and conditions of an Agreement Evidencing a Grant of a Non-Qualified Stock Option, substantially in the form attached as Exhibit 10.
                                                              ----------

               3.   Section 7.8 of the Agreement is amended to read as follows:

               STOCK OPTIONS. Each of the Existing Burkhalter Options, the Existing Byer Options, the Existing Woolhiser Options, the Existing Eilers Options, the Existing Balius Options, the Existing Goodwin Options, the Existing Robertson Options and the Existing Pitts Options shall have been surrendered as provided in Section 5.3, and each other stock option and warrant to purchase TWI Common Shares that has not been exercised prior to the Effective Time shall have been exercised, canceled or otherwise terminated.

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               4.   In Article 11 of the Agreement, in the definition of
"Aggregate Initial Share Amount", the number 3,373,333 is replaced with the number 3,363,333.

               5.   The definition of the term "Damages" set forth in Section
11.1 shall be replaced by the following:

     "DAMAGES" means all losses, obligations, liabilities, settlement payments, Prior Offering Expenses to the extent they exceed $2,924,820, awards, judgments, fines, penalties, damages, deficiencies, court costs, costs of arbitration or administrative proceedings, attorney's fees and other reasonable expenses and costs.


               6. In order to correct certain typographical errors, certain Sections of the Agreement are hereby amended as follows:

                    a. The first recital to the Agreement shall be replaced by the following:

                    WHEREAS, the respective Boards of Directors of TWI,
               MergerSub and WOI have approved the merger of MergerSub with and into TWI pursuant and subject to the terms and conditions of this Agreement (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.01 per share, of TWI at the Effective Time (a "TWI Common Share") will be converted into the right to receive the Per-Share Portion of the WOI Common Shares which are issuable in connection with the Merger as provided in this Agreement (as such shares may be adjusted in accordance with the terms and conditions of this Agreement); and

                    b. The final paragraph of Section 1.2(b) shall be replaced by the following:

               The respective quantities of WOI Common Shares which constitute the General Contingent Amount, the Gadsden Contingent Amount, the Huntsville Contingent Amount, the Jackson Contingent Amount, the Memphis Contingent Amount and any Market Delivery Contingent Shares will be (x) proportionately increased to reflect any stock dividend, stock split or other subdivision of the WOI Common Shares effected after the date of this Agreement and prior to the Effective Time, and (y) proportionately decreased to reflect any reverse stock split or other combination of the WOI Common Shares which is effected after the date of this Agreement and prior to the Effective Time.

                    c.   Section 1.2(c)(i) shall be replaced by the following:

               the product of (A) 14,000 minus the number of Bona Fide Subscribers in the Existing Markets on March 31, 1996 multiplied by (B) $1,275; plus
                              ----

                    d.   Section 1.2(h)(iv) shall be replaced by the following:

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                    (iv) WOI Common Shares representing the Market Delivery
               Contingent Shares for the Non-Delivery Market(s), if any, shall be held by the Market Delivery Escrow Agent pursuant to the terms of an escrow agreement (the "Market Delivery Escrow Agreement") which will provide for the release of the WOI Common Shares constituting the Market Delivery Contingent Shares for each Non-Delivery Market upon the satisfaction of the Market Delivery Requirement with respect to such Non-Delivery Market, in accordance with procedural, dispute and resolution mechanisms and other provisions comparable to those set forth in the General Escrow Agreement.

                    e. The initial sentence of Section 2.2 shall be replaced by the following:

               BarTel, Inc. is the only Subsidiary of TWI.

                    f. The initial sentence of Section 2.3 shall be replaced by the following:

               The authorized capital stock of TWI as of the date of this Agreement consists of 8,077,778 shares, comprised of (i) 6,000,000 shares of common stock, $0.01 par value per share, of which 2,400,000 are issued and outstanding, and (ii) 2,077,778 shares of preferred stock, $0.01 per share, of which 1,100,000 shares ("TWI Preferred Shares"), consisting of 800,000 shares of Series A Preferred Stock and 300,000 shares of Series B Preferred Stock, (collectively, "TWI Preferred Stock"), have been issued and are convertible into 2,200,000 TWI Common Shares.

                    g. The final sentence of Section 2.8 shall be replaced by the following:

               No TWI SEC Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (i) as of the time such document was filed and (ii) as of the date of this Agreement, in each case except as set forth on Schedule 2.8 or in the amendments to the
                                      ------------
               TWI SEC Filings filed with the SEC on April 23, 1996.

                    h. The fourth sentence of Section 3.3 shall be replaced by the following:

               Except as disclosed in the WOI SEC Filings, no Person has rights to the registration of any securities of WOI or any Subsidiary of WOI.

                    i.   Section 4.1(i) shall be replaced by the following:

                         (i) TWI will not, and will not cause any of its Subsidiaries to, increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or employees, or pay bonuses to any such director, officer

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               or employee, to the extent the aggregate of the foregoing for all such persons exceeds $50,000, or pay any salaries except in the ordinary course of business, except as required under any existing written employment agreement with any officer, director or employee of TWI or any Subsidiary of TWI, except with respect to new employees who are compensated at a rate of less than $50,000 per annum.

                    j.   Section 5.4 shall be replaced by the following:

                         5.4 EFFORTS TO CONSUMMATE SPECIFIED ACQUISITIONS. If at the Effective Time any of the Specified Acquisitions has not been consummated and the related Target Market Existing Agreement has not been terminated, then after the Effective Time WOI will use, and will cause the Surviving Corporation to use, reasonable efforts to consummate such Specified Acquisition and to cause the Market Delivery Requirement to be satisfied with respect to such Specified Acquisition.

                    k. The first sentence of Section 10.3 shall be replaced by the following:

               The indemnification obligations of WOI shall be limited to and satisfied solely by the issuance by WOI of WOI Common Shares (collectively the "WOI Contingent Amount") in quantities such that the aggregate Exchange Price of the shares so issued is equal to the aggregate amount of the Damages deemed paid or satisfied thereby; provided that in no event will WOI be required to issue pursuant to this Section 10.3 WOI Common Shares having an aggregate Exchange Price in excess of $2,530,000.

                    l.   The definition of the term "Merger Shares" set forth in
          Section 11.1 shall be replaced by the following:

               "MERGER SHARES" shall have the meaning set forth in Section
               1.2(b).

                    m. The definition of the term "WOI Contingent Amount" set forth in Section 11.1 shall be replaced by the following:

               "WOI CONTINGENT AMOUNT" shall have the meaning set forth in
               Section 10.3.

                    n. The definition of the term "WOI SEC Filings" set forth in Section 11.1 shall be replaced by the following:

               "WOI SEC FILINGS" shall have the meaning set forth in Section
               3.4.

                    o. The address for notices to TWI set forth in Section 12.3 shall be replaced by the following:

                    1080 River Oaks Drive
                    Suite A150
                    Jackson, MS  39208

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                        Attention: Henry M. Burkhalter
                        Telecopy:      (601) 936-1517

               7. Except as specifically provided herein, the Agreement shall remain unchanged and in full force and effect.

                           [SIGNATURE PAGE FOLLOWS]

                                       7
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          IN WITNESS WHEREOF, TWI, WOI Mergersub and WOI have duly executed and delivered this Amendment to the Agreement or have caused this Amendment to the Agreement to be duly executed on their respective behalf by their respective officers or representatives thereunto duly authorized, as of the day and year first above written.


                              TRUVISION WIRELESS, INC.
                                    a Delaware corporation

                              By:_______________________________________________
                                Name:
                                Title:


                              WIRELESS ONE MERGERSUB, INC.
                                    a Delaware corporation

                              By:_______________________________________________
                                Name:
                                Title:


                              WIRELESS ONE, INC.
                                    a Delaware corporation

                              By:_______________________________________________
                                Name:
                                Title: